UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for its U.S. Consumer and U.S. Small Business Card Member lending portfolios for the months ended June 30, May 31 and April 30, 2023 and the three months ended June 30, 2023.
American Express Company
U.S. Consumer and U.S. Small Business
Delinquency and Write-off Rate Statistics
As of and for the months ended June 30, May 31 and April 30, 2023 and the three months ended June 30, 2023
(Billions, except percentages)

	(Preliminary) June 30, 2023	May 31, 2023	April 30, 2023	(Preliminary) Three Months Ended June 30, 2023
U.S. Consumer Card Member loans:
Total loans	$75.6	$75.5	$73.8	$75.6
30 days past due loans as a % of total	1.1%	1.1%	1.1%	1.1%
Average loans	$75.6	$74.6	$72.9	$74.2
Net write-off rate – principal only (a)	1.8%	1.6%	1.5%	1.7%

U.S. Small Business Card Member loans:
Total loans	$23.8	$23.7	$23.5	$23.8
30 days past due loans as a % of total	1.2%	1.1%	1.1%	1.2%
Average loans	$23.8	$23.6	$23.3	$23.5
Net write-off rate – principal only (a)	1.7%	1.7%	1.4%	1.6%

Total Card Member loans – U.S. Consumer and U.S. Small Business	$99.4	$99.2	$97.3	$99.4

(a)	Net write-off rate based on principal only (i.e., excluding interest and/or fees).
The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission. The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the total U.S. Consumer or U.S. Small Business Card Member loan portfolios, which include securitized and non-securitized Card Member loans. The reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix, vintage and aging of loans, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the U.S. Consumer and U.S. Small Business Card Member loan portfolios, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	June 1, 2023 through June 30, 2023	May 1, 2023 through May 31, 2023	April 1, 2023 through April 30, 2023
Ending total principal balance	$26.1	$26.4	$26.1
Defaulted amount	$0.04	$0.03	$0.03
Annualized default rate, net of recoveries	1.1%	1.0%	1.0%
Total 30+ days delinquent	$0.2	$0.2	$0.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Kristina V. Fink
Name: Kristina V. Fink
Title: Corporate Secretary

Date: July 17, 2023